Exhibit 10.32

SINGLE-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

2650 N. MacArthur Drive,

Tracy, California

LANDLORD:

LBA RIV-COMPANY XVII, LLC,

a Delaware limited liability company

TENANT:

ORCHARD SUPPLY HARDWARE LLC,

a Delaware limited liability company

i

ARTICLE 31	- MISCELLANEOUS PROVISIONS	30

EXHIBITS:
Exhibit A	Building Floor Plan
Exhibit B	Premises Site Plan
Exhibit C	Intentionally Omitted
Exhibit D	Notice of Lease Term Dates
Exhibit E	Rules and Regulations
Exhibit F	Estoppel Certificate
Exhibit G	Environmental Questionnaire and Disclosure Statement

ii

THIS LEASE, entered into as of this 28th day of October, 2011 for reference purposes, is by and between LBA RIV-COMPANY XVII, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord,” and ORCHARD SUPPLY HARDWARE LLC, a Delaware limited liability company, hereinafter referred to as “Tenant.”

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

1.1 Landlord’s Address:	LBA RIV-Company XVII, LLC 2550 North First Street, Suite 180 San Jose, CA 95131 Attn: Regional Director of Operations Telephone: (408) 435-1221 Facsimile: (408) 435-7836]

With copies to:	17901 Von Karman, Suite 950 Irvine, California 92614 Attn: SVP – Operations Telephone: (949) 833-0400 Facsimile: (949) 955-9350

For payment of Rent:	LBA RIV-Company XVII, LLC P.O. Box 101104 Pasadena, CA 91189-1104

1.2 Tenant’s Address:

Orchard Supply Hardware LLC

6450 Via del Oro

San Jose, California 95119-1208

Attn: Director of Real Estate

Telephone: (408) 281-3500

Facsimile: (408) 365-2425

Orchard Supply Hardware LLC

6450 Via del Oro

San Jose, California 95119-1208

Attn: General Counsel

Telephone: (408) 281-3500

Facsimile: (408) 629-7174

1.3 Building. The Building commonly known as 2650 N. MacArthur Drive, Tracy, California, containing approximately 517,458 rentable square feet, as depicted on Exhibit A attached hereto.

1.4 Premises. The property (“Property”) depicted on Exhibit B attached hereto, including the Building, and all other improvements and facilities located on the Property, including all drive aisles, parking areas, sidewalks, wall, landscaping and exterior improvements. Landlord and Tenant stipulate and agree that the aggregate rentable area of the Building is 517,458 rentable square feet, for all purposes of this Lease.

1.5 City. The City of Tracy, County of San Joaquin, State of California.

1.6 Commencement Date. October 28, 2011.

1.7 Term. Two hundred forty (240) full calendar months plus the partial month from the Commencement Date through and including October 31, 2011, commencing on the Commencement Date and ending on October 31, 2031 (the “Expiration Date”).

1.8 Monthly Base Rent. Initially $141,666.67 per month subject to adjustment as provided below.

Months	Monthly Base Rent

1-60*	$141,666.67

61-120	$155,833.34

121-180	$171,416.67

181-240	$188,558.34

*	Includes the partial month for period from Commencement Date through and including October 31, 2011, prorated on a daily basis.

1.9 Security Deposit. None.

1.10 Permitted Use. Distribution and general industrial use, or any other legal use, subject to the provisions set forth in this Lease and as permitted by Law.

1.11 Parking. Subject to Article 11 of this Lease, during the Term, Tenant shall be entitled to utilize all on site parking spaces within the Property, for vehicle parking and storage in compliance with all applicable Laws and zoning regulations. All responsibility for damage to or loss of vehicles is assumed by the parker except to the extent such damage is caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties, and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

1.12 Brokers. LBA Realty, representing Landlord. Oppidan Investment Company, representing Tenant.

1.13 Interest Rate. The lesser of: (a) ten percent (10%) or (b) the maximum rate permitted by law in the State where the Property is located.

1.14 Insurance Amounts.

(a) Commercial General Liability Insurance. General liability of not less than Two Million Dollars ($2,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) in the aggregate.

(b) Commercial Automobile Liability Insurance. Limit of liability of not less than One Million Dollars ($1,000,000.00) per accident.

(c) Workers’ Compensation and Employers Liability Insurance. With limits as mandated pursuant to the laws in the State in which the Property is located, or One Million Dollars ($1,000,000.00) per person, disease and accident, whichever is greater.

(d) Umbrella Liability Insurance. Limits of not less than Ten Million Dollars ($10,000,000.00) per occurrence.

1.15 Tenant Improvements. The improvements previously installed in the Premises. Landlord shall have no obligation to make any improvements with respect to the Premises pursuant to this Lease.

1.16 Intentionally Omitted.

1.17 Intentionally Omitted.

1.18 Insurance Costs and Management Fee. In addition to the Monthly Base Rent, as additional rent, (a) Tenant shall pay to Landlord, a management fee in the amount of One Thousand Five Hundred Dollars ($1,500.00) per month, each month of the Term from and after the Commencement Date, monthly in advance, and (b) Tenant shall reimburse Landlord for all Insurance Costs incurred by Landlord, within fifteen (15) days following receipt of billing therefor accompanied by copies of invoices or other reasonable evidence of the amount of such Insurance Costs.

1.19 Utilities and Services, and Additional Maintenance Obligations.

(a) Utilities and Services. As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, sewer and electricity, telecommunications and cable service, and the costs of heating, ventilating and air conditioning and other utilities as well as related fees, assessments and surcharges. Tenant shall contract directly for all utilities services for the Premises and shall pay all Utilities Costs directly to the various utility service providers providing such utility services to the Premises. Except as provided in Section 7.5, in no event shall Landlord be liable, nor shall Tenant have any remedy, for any interruption or failure in the supply of any such utility or other services to Tenant.

(b) Maintenance/Janitorial/Service Contracts. Tenant shall, at its sole cost and expense, enter into maintenance/service contracts to perform landscaping, roof-cleaning, and regularly scheduled preventative maintenance and repair of all hot water, and all heating, ventilation and air conditioning systems and equipment (“HVAC”) within the Premises, or which serve the Premises exclusively, including, without limitation, any rooftop package HVAC units, distribution lines and internal venting, ducting and control systems. Such maintenance contracts shall be with contractors providing services for Tenant’s retail stores, or shall be subject to Landlord’s reasonable approval. All cleaning and janitorial services, including regular removal of trash and debris, for the Premises shall be performed and obtained, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors. All maintenance/service contracts shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) upon the Commencement Date.

(c) Tenant’s Additional Repair Obligations. Subject to Section 8.1 of the Lease, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, renovate, retrofit and preserve the Premises and all non-structural parts thereof and the Building floor and floor slab in good condition and repair, reasonable wear and tear excepted, including, without limitation, plumbing/pipes and conduits at the point of entry into the building and inside the Building, all heating, ventilating and air conditioning systems located within the Premises, all windows, restrooms, ceilings, interior walls, non-structural elements of the roof, roof membrane, skylights, interior and demising walls, doors, electrical and lighting equipment, sprinkler systems, parking areas, including slurry seal and restripe, and replacement (as reasonably required) of asphalt, loading dock areas and doors, fences, signs, lawns and landscaping, if any, and any Tenant Improvements, Alterations or other alterations located within and upon the Premises. Without limiting the generality of the foregoing: (i) the parties acknowledge that the existing roof membrane is in need of replacement and Tenant shall be solely responsible for replacement of such roof membrane, as needed, at Tenant’s sole cost, by no later than December 31, 2012, in accordance with plans and specifications for such replacement which shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) promptly following the Commencement Date, Tenant shall install burglar bars and fall protection for the existing skylights in the Building, at Tenant’s sole cost, but Tenant shall not be required to spend more than $75,000.00 in performing the work specified in this clause (ii); (iii) promptly following the Commencement Date, Tenant shall perform such work as is necessary to cure any existing fire code violations with respect to the Premises, at Tenant’s sole cost; and (iv) Tenant’s obligations for maintenance, repair and replacement (as necessary) of the Building slab shall include, without limitation, cure of cracks, leaks and/or other causes of effervescence. Tenant’s repair and maintenance obligations shall include, but not be limited to, slurry coating the parking areas every sixty (60) months; parking area sweeping and repairing; and responsibility for painting. Tenant shall at all times during the Term make all non-structural changes, repairs and improvements to the Premises which may be required by any Laws or for the safety of the Premises. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant. Except as otherwise provided in this Lease (such as Section 8.1), Landlord has no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit, replace, redecorate or paint all or any part of the Premises.

1.20 Additional Hazardous Materials Requirements. In addition to Tenant’s obligations under Article 10 of the Standard Provisions, Tenant shall comply with the following provisions with respect to Hazardous Materials (as that term is defined in Article 10):

(a) Environmental Questionnaire; Disclosure. Prior to the execution of this Lease, Tenant and Landlord shall share, review and approve any and all environmental studies and reports in each of their possession, and Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit G, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Subject to Section 10, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, that are stored, generated, used or disposed of on or about the Premises for the twelve (12) month period prior to each Disclosure Date, and that Tenant intends to store, generate, use or dispose of on the Premises. Tenant shall provide to Landlord a copy of the Hazardous Materials Inventory Statement and the Hazardous Materials Business Plan as submitted to the local Fire Department as part of the permitting requirements. In addition to the foregoing, Tenant shall promptly notify Landlord of Environmental issues pertaining to the property.

(b) Inspection; Compliance. Landlord and Landlord Parties (as that term is defined in Article 10) shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 1.20 and Article 10, and in connection therewith, Tenant shall provide Landlord with access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 1.20 and Article 10, or in the event of a release of any Hazardous Materials on, under, from or about the Premises, Landlord and Landlord Parties shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Section 1.20 and Article 10 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action. Landlord and Landlord Parties shall endeavor to minimize interference with Tenant’s business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all reasonable costs, expenses and reasonable attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord.

(c) Tenant Obligations. If the presence of any Hazardous Materials on, under or about the Premises which is either (x) existing as of the Commencement Date, or (y) caused or permitted by Tenant or Tenant’s Parties, results in (i) injury to any person; (ii) injury to or contamination of the Premises; or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials existing as of the Commencement Date or caused or permitted by Tenant or Tenant’s Parties (provided that with regard to contamination existing as of the Commencement Date not causing injury to persons, Tenant’s obligations shall be limited to those required to comply with Environmental Laws).

(d) Tenant’s Responsibility at Conclusion of Lease. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) to the best of Tenant’s actual knowledge whether any Hazardous Materials are on, under or about the Premises, as a result of any acts or omissions of Tenant or Tenant’s Parties and (ii) to the best of Tenant’s actual knowledge, no such Hazardous Materials exist on, under or about the Premises, other than as specifically identified to Landlord by Tenant in writing. If Tenant discloses the existence of Hazardous Materials on, under or about the Premises or if Landlord at any time discovers that Tenant or Tenant’s Parties caused or permitted the release of any Hazardous Materials on, under, from or about the Premises or that any Hazardous Materials were existing on, under or about the Premises as of the Commencement Date, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon approval by the local, state or federal jurisdictions, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.

1.21 Indemnification Regarding Certain Matters of Record. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and the “Landlord Parties” (as hereinafter defined) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, reasonable attorneys’ fees) which arise or result from any obligation for compliance with, and/or claimed non-compliance with, the “Designated Matters of Record” (as hereinafter defined). As used herein, the “Designated Matters of Record” shall mean those certain matters of record encumbering the Premises as described in exception numbers 12, 13, 14 and 15 of that certain preliminary title report issued by First American Title Insurance Company, dated as of October 22, 2011, Order No. NCS-511055-SA1. The provisions of this Section 1.21 will survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 2 - LEASE

2.1 Lease Elements; Definitions; Exhibits. The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument. All references in any such documents and instruments to “Lease” means the Summary, these Standard Provisions and all Exhibits attached hereto. All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Provisions and any Exhibits. To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Provisions.

ARTICLE 3 - PREMISES

3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease. Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

ARTICLE 4 - TERM AND POSSESSION

4.1 Term; Notice of Lease Dates. The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease. Within ten (10) days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in Landlord’s form of the Notice of Lease Term Dates, which shall be binding upon Tenant unless Tenant reasonably objects thereto in writing within such ten (10) day period.

4.2 Possession. Tenant is currently in possession of the Premises as the former owner and occupant of the Premises.

4.3 Condition of Premises. The parties agree and acknowledge that Tenant was the owner of the Premises immediately prior to the Commencement Date and, upon the Commencement Date, Landlord has acquired the Premises from Tenant. Accordingly, Tenant agrees that, except as may be expressly otherwise provided in this Lease, Landlord has not made any representation or warranty with respect to the fitness or condition of the Property, that Tenant is familiar with the Premises, and that Tenant is leasing the Premises pursuant to this Lease on an entirely “as is”, “where is” and “with all faults” basis, and that Landlord shall have no obligation to make any Tenant Improvements with respect to the Premises pursuant to this Lease.

ARTICLE 5 - RENT

5.1 Monthly Base Rent. Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary. Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on the first day of each and every calendar month (“Due Date”) during the Term. Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Utilities Costs to the extent payable by Tenant under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include Monthly Base Rent and all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced. Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3 Late Charges & Interest Rate. If Landlord does not receive Rent or any other payment due from Tenant within five (5) days after the Due Date, Landlord shall first give written notice and Tenant shall have five (5) business days (cure period) to cure such non-payment and if after the expiration of such five (5) business day cure period Tenant has not cured such non-payment, then Tenant shall pay to Landlord a late charge equal to Three Thousand and 00/100 Dollars ($3,000.00). Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s Default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord. If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord within thirty (30) days following Tenant’s receipt of written notice from Landlord that such amount is due, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid. All interest, and any late charges imposed pursuant to this Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease.

ARTICLE 6 - SECURITY DEPOSIT

Intentionally Omitted.

ARTICLE 7 - OPERATING EXPENSES/UTILITIES/SERVICES

7.1 Operating Expenses. Except as otherwise provided in this Lease, Tenant shall pay for all Operating Expenses associated with the operation, maintenance, repair and replacement of the Premises.

7.2 Utilities and Services. Utilities and services to the Premises are described in the Summary.

7.3 Taxes. As used in this Lease, the term “Taxes” means: All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Premises or any portion thereof, its operations or the Rent derived therefrom (or any portion or component thereof, or the ownership, operation, or transfer thereof). Taxes shall not include inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord. If it shall not be lawful for Tenant to reimburse Landlord for any such Taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such Taxes by Landlord as would have been payable to Landlord prior to the payment of any such Taxes. Tenant shall pay for Taxes as provided in the Summary. Tenant shall be liable for all taxes levied or assessed against personal property, furniture and fixtures. Tenant may contest the amount or validity of any Taxes by appropriate proceedings; provided that Tenant gives Landlord reasonable prior notice of any such contest and otherwise keeps Landlord apprised of such proceedings, and provided further that Tenant shall continue to pay for its share of Taxes as provided in the Summary unless such proceeding shall operate to prevent or stay such payment and the collection of Taxes contested. Landlord shall join in any such proceedings if required by applicable Laws. If Tenant so elects, Tenant may pay its share of Taxes to the Landlord in equal monthly installments concurrently with Tenant’s payment of the Monthly Base Rent. Tenant shall provide Landlord with written notice of its election to pay its share of Taxes in monthly installments, and upon receipt of such notice (and thereafter prior to the commencement of each calendar year during the Term, Landlord shall give Tenant a written estimate of Tenant’s share of Taxes for the ensuing calendar year. Tenant shall pay 1/12 of such estimate each month together with its payment of the Monthly Base Rent. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of its share of Taxes at the rates established for the prior calendar year, if any; provided, however, that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant’s next installment payment(s) of its share of Taxes. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant with a statement showing in detail the actual Taxes incurred for the period in question. If Tenant’s payments for that calendar year are less than its share of Taxes, as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant’s future payments of Taxes. When the final determination is made of Taxes for the calendar year in which this Lease expires or terminates, Tenant shall, even if this Lease has expired or terminated, pay to Landlord upon notice the excess its share of Taxes over the estimate of its share of Taxes paid. Conversely, any overpayment shall be rebated by Landlord to Tenant. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Taxes and showing the method of calculating Tenant’s share of Taxes and shall preserve for at least three (3) years after the close of each calendar year all material documents evidencing such Taxes for that calendar year. Tenant, at its sole cost and expense, shall have the right, during reasonable business hours and not more frequently than once during any calendar year, either itself or through its accountants or other employees or consultants, to examine and/or audit the books and documents mentioned above evidencing such costs and expenses for previous calendar year. If such audit should disclose that Tenant has been overcharged by Landlord for its share of Taxes for any year, Tenant shall be credited for such overpayment or if the Lease has expired, Landlord shall promptly refund such amount to Tenant. If the amount of any such overcharge exceeds two percent (2%) of Tenant’s share of Taxes for that year, Landlord shall promptly reimburse Tenant for the reasonable costs of such audit. Notwithstanding anything to the contrary herein, Landlord’s right to reconcile Taxes (and require back payment from Tenant) is limited to the two (2) year period immediately preceding the reconciliation date, and Tenant’s right to examine and/or audit Landlord’s books and documents relating to Taxes is limited to the two (2) year period immediately preceding the audit/examination date.

7.4 Insurance Costs. As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 14 (including self-insured amounts and deductibles, if any). Tenant shall pay for Insurance Costs as provided in the Summary.

7.5 Interruption of Utilities. Tenant hereby waives the provisions of any applicable existing or future Law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. If there is any disruption of utility service to the Premises, Landlord shall endeavor to restore such utility service as promptly as possible. If such disruption is the result of any negligent act or negligent omission of Landlord, then the Monthly Base Rent and Additional Rent shall be abated during such continued period of disruption in proportion to the interference with Tenant’s use of the Premises due to such disruption.

ARTICLE 8 - MAINTENANCE AND REPAIR

8.1 Landlord’s Repair/Replacement Obligations. Landlord, at Landlord’s sole cost and expense, shall repair, maintain and replace when necessary, all structural portions of the Building, excluding the Building floor and floor slab but including, without limitation, the foundation, , structural load bearing walls and roof structure; provided, however, to the extent such maintenance, repairs or replacements (excluding those caused by a casualty loss) are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

8.2 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above and in the Summary, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the interior and exterior of the Premises and all parts thereof including, without limitation, as described in Section 1.19 of the Summary, and all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, entrances, halls, doors, door locks, closing devices, security devices, interior of windows, window sashes, casements and frames, floors, floor slab and floor coverings, restroom facilities, custom lighting, all landscaping, parking areas, sidewalks and driveways, the HVAC equipment, and exterior lighting standards, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien free and in a first class and workmanlike manner, by licensed contractor(s) that are selected by Tenant. All other repair and maintenance of the Premises to be performed by Tenant, if any, shall be as provided in the Summary. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder, and should Tenant fail to complete such repair/maintenance within twenty (20) days following written demand from Landlord to effect such repairs/maintenance, and should failure continue beyond ten (10) days following a second written demand given by Landlord following the expiration of the twenty (20) days, Landlord may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s reasonable costs for making such repairs, within ten (10) days after receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant. The twenty (20) day and ten (10) day time periods set forth above for Tenant’s performance shall be extended by a reasonable time required for Tenant to effect such repairs/maintenance, should Tenant commence such repairs/maintenance within such time period and diligently pursue completion of such repairs/maintenance.

8.3 Self-Help. Notwithstanding anything to the contrary in this Article 8, if Landlord fails to perform any obligation under this Lease with respect to the Premises which it is obligated to perform under Article 8 within a reasonable period of time not to exceed sixty (60) days following receipt of written notice from Tenant as set forth above, Tenant shall be permitted to perform such obligations in the Premises on Landlord’s behalf, provided Tenant first delivers to Landlord an additional three (3) business days prior written notice indicating that Tenant will be performing such obligations and provided Landlord fails to commence to perform its obligation(s) within such additional three (3) business day period or thereafter fails to diligently complete performance of such obligations having commenced performance within such three (3) business day period. If the obligations to be performed by Tenant is an emergency, as reasonably determined by Tenant, and will affect the Building’s life safety, electrical, plumbing, or sprinkler systems, Tenant shall use only licensed, commercial contractors for work on such systems and shall not be obligated to give prior notice to Landlord but shall promptly give notice after the emergency work has been commenced, that such work is in progress or has been completed. Any work performed by or on behalf of Tenant shall be performed in accordance with the provisions of this Lease governing Alterations. Landlord agrees to reimburse Tenant within thirty (30) days following receipt from Tenant of a written statement of all reasonable and actual costs incurred by Tenant in performing such obligations on behalf of Landlord. Nothing contained in this paragraph shall be interpreted to mean that Tenant shall be excused from paying rent or any other amount due under this Lease in the event of any alleged default by Landlord.

ARTICLE 9 - USE

Tenant shall procure, at its sole cost and expense, any and all permits required by applicable Law for Tenant’s use and occupancy of the Premises. Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit E, as the same may be modified by Landlord from time to time, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises; provided, however, that Tenant shall not (and Landlord shall) be required to make any structural or capital modifications, alterations or repairs to the Premises necessary to comply with applicable Laws in effect as of the Commencement Date of this Lease, unless such modifications, alterations or repairs are necessitated by Tenant’s specific use of the Premises or on account of any physical requirements of the Tenant Improvements or of Tenant’s subsequent alterations to the Premises (as opposed to being required or triggered because of the cost, extent, value or scope of such work). To the extent any structural or capital modifications, alterations or repairs to the Premises become necessary to comply with applicable Laws which are enacted after the Commencement Date of this Lease

(“Post Commencement Structural Items”) and such Post Commencement Structural Items are not necessitated by Tenant’s specific use of the Premises or on account of any physical requirements of the Tenant Improvements or of Tenant’s subsequent alterations to the Premises, Landlord shall be responsible for all such Post Commencement Structural Items, but the actual and documented costs thereof shall be amortized on a straight-line basis over the reasonable useful life of any such Post Commencement Structural Items together with interest at the Interest Rate (as defined in Section 1.13 of the Lease Summary) and Tenant shall pay to Landlord monthly, within thirty (30) days of written invoice, such monthly amortization amount so determined for such Post Commencement Structural Items as Additional Rent during the remainder of the Term of this Lease. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises.

ARTICLE 10 - HAZARDOUS MATERIALS

As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. In addition to ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, motor vehicle fuel stored in fuel tanks of motor vehicles and diesel fuel stored in the generator and 55 gallon drums used on site in compliance with all Environmental Laws, Tenant, as part of the on-site Lab, shall be allowed to possess, handle and/or store, on the Premises, limited quantities of Hazardous Materials that are found in a typical Orchard Supply Hardware store subject to what is allowed under the 2010 California Fire Code, Section 2703 and listed in table 2703.11.1, listed in the Hazardous Materials Inventory Statement (HMIS) and the Hazardous Materials Business Plan (HMPB). Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, as part of its Environmental Closure activities, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or any of Tenant’s Parties or (if removal is required by Environmental Laws) which were existing on, under or about the Premises as of the Commencement Date. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises or any portion thereof and which either exist as of the Commencement Date and are required to be removed by Environmental Laws or are caused or permitted by Tenant or any of Tenant’s Parties. The provisions of this Article 10 will survive the expiration or earlier termination of this Lease. Tenant shall give Landlord written notice of any evidence of Mold, water leaks or water infiltration in the Premises promptly upon discovery of same and Tenant shall, at its expense, investigate, clean up and remediate any Mold in the Premises but only to the extent the Mold resulted from the breach by Tenant of its express obligations under this Lease. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation. All clean up and remediation for which Tenant is responsible shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord. As used in this Lease, “Mold” means mold, fungi, spores, microbial matter, mycotoxins and microbiological organic compounds.

ARTICLE 11 - PARKING

During the Term, Tenant shall be entitled to utilize all of the parking spaces and area specified on the Premises Site Plan, Exhibit B, for the Property.

ARTICLE 12 - TENANT SIGNS

Tenant shall continue to have the right to maintain, at Tenant’s sole cost and expense, Tenant’s existing signs, banners and flags in place at the Premises as of the Commencement Date, subject to compliance with applicable governmental requirements. Tenant shall also be allowed to modify and/or add any additional signs that are part of the remodel of the Premises, subject to the provisions of this Article 12. Subsequent changes to Tenant’s existing signs, banners and flags, and/or any additional signs, to the extent permitted by Landlord herein, shall be made or installed at Tenant’s sole cost and expense. All aspects of any such signs or changes thereto shall be subject to the prior written consent of Landlord (which shall not be unreasonably withheld), and shall be per Landlord’s standard specifications and materials, as revised by Landlord from time to time. Tenant shall have no right to install or maintain any other signs, banners, advertising, notices, displays, stickers, decals or any other logo or identification of any person, product or service whatsoever, in any location on or in the Property except as (i) those currently in place at the time of signing this Lease and/or are a part of the remodel of the Premises, or shall have been expressly approved by Landlord in writing prior to the installation thereof (which approval may be granted or withheld in Landlord’s sole and absolute discretion), and (ii) are consistent and compatible with all applicable Laws, and the design, signage and graphics program from time to time implemented by Landlord with respect to the Premises, if any. Landlord shall have the right to remove any signs or signage material installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days after written demand by Landlord. Any additional sign rights of Tenant, if any, shall be as provided in the Summary.

ARTICLE 13 - ALTERATIONS

13.1 Alterations. Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (“Alteration(s)”) subject to and upon the following terms and conditions:

(a) Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, Tenant shall not make any Alterations which: (i) affect any area outside the Building including the outside appearance, character or use of any portions of the Building or other portions of the Property outside of the Building; (ii) affect the Building’s roof, roof membrane, any structural component or any base Building equipment, services or systems (including fire and life/safety systems), or the proper functioning thereof, or Landlord’s access thereto; (iii) in the reasonable opinion of Landlord, lessen the value of the Premises; or (iv) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, provided that if Landlord consents to any such Alterations described in this clause (iv), Tenant shall be responsible for the cost of compliance with such legal requirement. In addition, Tenant shall not make any Alterations which will violate or require a change in any occupancy certificate applicable to the Premises.

(b) Tenant shall not make any Alterations not prohibited by Section 13.1(a), unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, provided Landlord’s prior approval shall not be required for any Alterations that is not prohibited by Section 13.1(a) above and is of a cosmetic nature that satisfies all of the following conditions (hereinafter a “Pre-Approved Alteration”): (i) the costs of such Alterations do not exceed Three Hundred Thousand Dollars ($300,000.00) in the aggregate in any calendar year; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the making of such Alterations will not otherwise cause a Default by Tenant under any provision of this Lease. Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations. In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations, and (B) if the cost of such Alterations exceeds $50,000.00, a completion and lien indemnity bond, or other surety satisfactory to Landlord for such Alterations. Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.

(c) All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings, if any; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all Laws; (iv) in such a manner so as not to impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) by licensed and bondable contractors and subcontractors selected by Tenant and reasonably approved by Landlord, and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate. Tenant shall pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Alterations in the causes of loss – special form property insurance obtained by Landlord pursuant to this Lease, if Landlord elects in writing to insure such Alterations; provided, however, Landlord shall not be required to include the Alterations under such insurance. If the Alterations are not included in Landlord’s insurance, Tenant shall insure the Alterations under its causes of loss-special form property insurance pursuant to this Lease.

(d) Tenant shall engage engineers and consultants as may be reasonably required in connection with any Alterations to building systems or structural elements based on the scope of such Alterations, and Tenant shall promptly provide to Landlord copies of all reports prepared by such engineers and consultants prior to commencing work requiring such engineering work.

(e) Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.

13.2 Removal of Alterations. All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, and excepting all existing improvements, Landlord may, by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of plans for any Alterations identify those Alterations which Landlord shall require Tenant to remove at the end of the Term. If Landlord requires Tenant to remove any such Alterations, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal to its original condition (or, at Landlord’s option, Tenant shall pay to Landlord all of Landlord’s costs of such removal and repair).

13.3 Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any of Tenant’s Parties. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property. If Tenant fails to cause any such lien to be released or bonded within ten (10) days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE 14 - TENANT’S INSURANCE

14.1 Tenant’s Insurance. By the Commencement Date, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:

(a) Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief upon property of every description and kind owned by Tenant and located in or on the Premises, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Alterations (but excluding the initial Tenant Improvements), in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the Mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability.

(c) Commercial Automobile Liability covering all owned, hired and non-owned automobiles.

(d) Workers’ compensation, in statutory amounts and employer’s liability, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.

(e) Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Sections 14.1(b) and 14.1(c) and the employer’s liability coverage in Section 14.1(d) which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.

14.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s Mortgagees and are authorized to do business in the state in which the Premises are located and rated not less than Financial Size X, and with a Financial Strength rating of A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1(a) and 14.1(g) above); (b) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (c) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (d) contain an endorsement that the insurer waives its right to subrogation; (e) not have a deductible amount exceeding Fifty Thousand Dollars ($50,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; and (f) contain a cross-liability or severability of interest endorsement; and (g) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14. Tenant shall cause replacement insurance certificates to be delivered to Landlord immediately upon the expiration of any such policy or policies.

ARTICLE 15 - LANDLORD’S INSURANCE

During the Term, Landlord shall maintain property insurance written on a Special Form (formerly known as “all risk”) basis covering one hundred percent (100%) replacement cost of the Building, including the initial Tenant Improvements (excluding, however, Tenant’s furniture, equipment and other personal property and Alterations, unless Landlord otherwise elects to insure the Alterations pursuant to Section 13.1 above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief and a minimum of 12 months of rental loss coverage. In addition, at Landlord’s option, Landlord may obtain earthquake damage coverage. Landlord shall also carry commercial general liability in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Premises are located. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the Mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Article 15 (including self-insured amounts and deductibles) shall be included in Insurance Costs.

ARTICLE 16 - INDEMNIFICATION AND EXCULPATION

16.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and/or except to the extent such matter is attributable to the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by persons in the Premises, occupants of any other portions of the Premises, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services. Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. Landlord or its agents shall not be liable for interference with light or other intangible rights.

16.2 Tenant’s Indemnification. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Landlord Indemnified Claims”), arising or resulting from (a) any occurrence in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, (b) any act or omission of Tenant or any of Tenant’s Parties; (c) the use of the Premises, and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises; and/or (d) any Default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease or any default by Tenant under the terms of any other contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or any Landlord Parties has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Landlord Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

16.3 Landlord’s Indemnification. Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and Tenant’s Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Tenant Indemnified Claims”), arising or resulting from (a) any negligent act or negligent omission of Landlord or any of the Landlord Parties; and/or (b) any default by Landlord as to any obligations on Landlord’s part to be performed under the terms of this Lease or any default by Landlord under the terms of any other contract or agreement to which Landlord is a party or by which it is bound, affecting this Lease, the Premises, the Building and/or the Property. In case any action or proceeding is brought against Tenant or any Tenant’s Parties by reason of any such Tenant Indemnified

Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld. Landlord’s indemnification obligations under this Section 16.3 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease. Landlord’s covenants, agreements and indemnification in this Section 16.3 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord pursuant to the provisions of this Lease.

ARTICLE 17 - CASUALTY DAMAGE/DESTRUCTION

17.1 Landlord’s Rights and Obligations. If the Building is damaged by fire or other casualty (“Casualty”): (i) to an extent not exceeding fifty percent (50%) of the full replacement cost thereof, and Landlord has insurance coverage with respect to such Casualty and/or was required to carry insurance with respect to such Casualty pursuant to this Lease; or (ii) to an extent not exceeding ten percent (10%) of the full replacement cost thereof with respect to any other Casualty, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however: (a) the Building is damaged to an extent exceeding fifty percent (50%) of the full replacement cost thereof by a Casualty for which Landlord has insurance coverage and/or was required to carry insurance coverage pursuant to this Lease; or (b) the Building is damaged to an extent exceeding ten percent (10%) of the full replacement cost thereof by a Casualty for which Landlord does not have insurance coverage and for which Landlord was not required to carry insurance pursuant to the Lease (“Uninsured Casualty”), then Landlord may elect to either: (i) repair, reconstruct and restore the portion of the Building damaged by such Casualty (including the Tenant Improvements, the Alterations that Landlord elects to insure pursuant to Section 13.1 and, to the extent of insurance proceeds received from Tenant, the Alterations that Tenant is required to insure pursuant to Section 13.1), in which case this Lease shall continue in full force and effect; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate. In the event the Building is damaged to an extent exceeding ten percent (10%) of the full replacement cost of thereof, and Landlord elects to terminate this Lease pursuant to clause (ii) of the preceding sentence, Tenant may vitiate any such termination notice by notifying Landlord, in writing, prior to the expiration of the thirty (30) day period provided for in clause (ii) of the proceeding sentence, that Tenant will contribute to the cost of repair, reconstruction and restoration of the Building to the extent that such cost exceeds ten percent (10%) of the full replacement cost of the Building. Under any of the conditions of this Section 17.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s Mortgagee to rebuild.

17.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations (to the extent such items are not covered by Landlord’s Casualty insurance obtained by Landlord pursuant to this Lease) and with respect to Alterations in the Premises that Tenant is required to insure pursuant to Section 13.1, excluding proceeds for

Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in Section 17.1, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.

17.3 Abatement of Rent. If as a result of any such damage, repair, reconstruction and/or restoration of the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent in excess of the rent abatement insurance proceeds received by Landlord in connection with such damage or casualty to the Building (Landlord acknowledging that it shall carry 12 month rental loss coverage as part of Landlord’s insurance under Article 15 above). Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

17.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 17.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant or any of Tenant’s Parties), then at Tenant’s sole discretion, Tenant may elect to terminate this Lease upon giving Landlord thirty (30) days’ prior written notice.

17.5 Damage Near End of Term. In addition to its termination rights in Sections 17.1 and 17.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such Casualty.

17.6 Tenant’s Termination Right. In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises if Tenant’s possession and use of the Premises cannot be restored by Landlord within one hundred eighty (180) days for reasons other than delays caused by Tenant or any of Tenant’s Parties, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of said one hundred eighty (180) day period, unless Landlord completes the restoration within said thirty (30) day notice period, in which case this Lease shall continue in full force and effect.

17.7 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, except as expressly provided herein, Tenant hereby waives any and all provisions of applicable Law that provide alternative rights for the parties in the event of damage or destruction.

ARTICLE 18 - CONDEMNATION

18.1 Substantial or Partial Taking. Subject to the provisions of Section 18.3 below, Tenant may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Premises which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Premises. The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises shall be appropriately adjusted to account for any reduction in the square footage of the Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s furniture, fixtures, equipment and other personal property, loss of goodwill and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.

18.2 Condemnation Award. Subject to the provisions of Section 18.3 below, in connection with any Taking of the Premises, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

18.3 Temporary Taking. In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

18.4 Waiver. Tenant hereby waives any rights it may have pursuant to any applicable Laws and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION

19.1 Waiver. Landlord and Tenant each hereby waive their respective rights against the other party for any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by either party, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by either party under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.2 Waiver of Insurers. Landlord and Tenant shall each cause their respective insurance policies to be carried under this Lease to provide that the insurer waives all rights of recovery by way of subrogation against the other party, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

ARTICLE 20 - ASSIGNMENT AND SUBLETTING

20.1 Restriction on Transfer. Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises or enter into any license or concession agreements (collectively or individually, a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. In no event may Tenant encumber or hypothecate this Lease. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Any attempted transfer, assignment, subletting, license or concession agreement, or hypothecation shall be void and confer no rights upon any third person and shall be a violation of this Section 20.1. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or otherwise by operation of law, including, but not limited to, an assignment for the benefit of creditors, shall be included in the term “assignment” for the purposes of this Lease and shall be a violation of this Section 20.1. If this Lease is transferred by Tenant, or if the Premises or any part thereof are transferred or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such Transfer, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

20.2 Landlord’s Options. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, within fifteen (15) business days after Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord pursuant to this Section 20.2, Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (b) refuse such consent, which refusal shall be on reasonable grounds.

20.3 Additional Conditions; Excess Rent. A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, an original of Landlord’s standard consent form executed by both Tenant and the proposed Transferee. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00) plus Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise). Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

20.4 Reasonable Disapproval. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion: (a) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer; (b) the proposed Transferee is a governmental entity; or (c) the proposed Transfer involves a change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound.

20.5 No Release. No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in Default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in Default under this Lease. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of Default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may not consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without first notifying Tenant, or any successor of Tenant or Tenant shall be fully released of any and all of its obligations, duties and responsibilities under the Lease.

20.6 Permitted Transfers. Notwithstanding anything to the contrary, Landlord hereby consents to: (i) a Transfer of this Lease by Tenant to any entity which owns or controls Tenant, to any entity owned or controlled by Tenant, to any entity owned or controlled by or affiliated with any entity which owns or controls Tenant, or to any entity resulting from a consolidation, or to the surviving entity in case of a merger, to which consolidation or merger Tenant shall be a party, or to an entity to which all or substantially all of the assets of Tenant have been sold (each, a “Tenant Affiliate”), so long as in each case, Tenant shall continue to remain liable to Landlord under all of the terms, conditions and covenants of this Lease, which any such assignee or transferee shall also assume; and (ii) a transfer of all or substantially all of the stock of Tenant, an initial public offering of Tenant’s stock and/or the sale of any of the stock of Tenant if such stock is publicly traded on a nationally recognized stock exchange (including NASDAQ). Any Transfer by Tenant pursuant to this Section 20.6 is hereinafter referred to as a “Permitted Transfer”).

ARTICLE 21 - SURRENDER AND HOLDING OVER

21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear, Landlord’s obligations, and Casualty damage excepted, with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.2, removed therefrom and all damage caused by such removal repaired. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.2, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

21.2 Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but at a Monthly Base Rent equal to one hundred twenty-five percent (125%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Any such holdover Rent shall be paid on a per month basis without reduction for partial months during the holdover. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease. This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof. Tenant shall be liable, and shall pay to Landlord within ten (10) days after demand, for all losses incurred by Landlord as a result of such holdover, and shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.

ARTICLE 22 - DEFAULTS

22.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

(a) Intentionally omitted;

(b) the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof (and any applicable cure period) from Landlord that such payment was not received when due;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that it may be cured but more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; or

(d) Intentionally Omitted;

(e) The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant, said involuntary petition remaining undischarged for a period of one hundred twenty (120) days;

(f) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof;

(g) The failure by Tenant to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity.

Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.

ARTICLE 23 - REMEDIES OF LANDLORD

23.1 Landlord’s Remedies; Termination. In the event of any such Default by Tenant, and subsequent to Landlord providing Tenant with an additional (i.e., in addition to any notice required by Article 22 above) written notice and ten (10) days to cure any such Default, then in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: attorneys’ fees; brokers’ commissions; any costs required to return the Premises to the conditioned required at the end of the Term; the costs of refurbishment, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove; plus (e) all other monetary damages allowed under applicable Law.

As used in Sections 23.1(a) and 23.1(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in the Summary. As used in Section 23.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.2 Landlord’s Remedies; Continuation of Lease; Re-Entry Rights. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, and (b) after terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

23.3 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

23.4 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.5 Costs Upon Default and Litigation. Tenant shall pay to Landlord and its Mortgagees as Additional Rent all the expenses incurred by Landlord or its Mortgagees in connection with any Default by Tenant hereunder or the exercise of any remedy by reason of any Default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its Mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its Mortgagees, Tenant, at its expense, shall provide Landlord and/or its Mortgagees with counsel approved by Landlord and/or its Mortgagees and shall pay all costs incurred or paid by Landlord and/or its Mortgagees in connection with such litigation.

ARTICLE 24 - ENTRY BY LANDLORD

Landlord and its employees and agents shall at all reasonable times, and only during Orchard Supply Hardware normal business hours, have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to Exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term or during any Default by Tenant, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any portion thereof, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. In exercising such entry rights, Landlord shall endeavor to minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance notice (oral or written) of such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.

ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Premises (and the rents, profits, proceeds and insurance proceeds thereof), and no other assets of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Premises (and the rents, profits, proceeds and insurance proceeds thereof). In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all then-unaccrued covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 26 - SUBORDINATION

Landlord acknowledges that as of the Commencement Date, there will be no financing encumbering the Premises. Tenant agrees that, subject to the following, this Lease shall be subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”); provided, however, that Tenant’s obligation to subordinate this Lease to a future Mortgage shall be conditioned upon the holder of such Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”) agreeing to enter into with Tenant an agreement of subordination, attornment and non-disturbance (a “SNDA”) in commercially reasonable form. No later than ten (10) business days after written request from Landlord or any holder of a Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”), Tenant shall enter into a SNDA in a commercially reasonable form. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in this Lease. Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in Default hereunder.

ARTICLE 27 - ESTOPPEL CERTIFICATE

Within twenty (20) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit F attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

ARTICLE 28 - RELOCATION OF PREMISES

Intentionally Omitted.

ARTICLE 29 - MORTGAGEE PROTECTION

Intentionally Deleted.

ARTICLE 30 - QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises.

ARTICLE 31 - MISCELLANEOUS PROVISIONS

31.1 Broker. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any other brokers claiming to have represented Landlord in connection with this Lease. The foregoing indemnities shall survive the expiration or earlier termination of this Lease. Landlord shall pay to the Brokers the brokerage fee, if any, pursuant to a separate written agreement between Landlord and Brokers. \

31.2 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises are located. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Premises (individually, a “Law” and collectively, the “Laws”).

31.3 Successors and Assigns. Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

31.4 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.5 Professional Fees. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.

31.6 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.7 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

31.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.

31.9 Business Day. A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

31.10 Payments and Notices. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day); (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served; or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

31.11 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12 Separability. The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.13 Recording. Landlord or Tenant shall have the right to record a short form memorandum of this Lease.

31.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.15 Financial Statements. Upon twenty (20) business days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any Option in this Lease, but no more often that one (1) time in any calendar year, other than in the event of a Default by Tenant during such calendar year or the exercise of any Option in such calendar year, when such limitation shall not apply), Tenant shall deliver to Landlord (a) the most current, audited financial statement of Tenant. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

31.16 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.17 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, inclement weather including rain, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein, “Force Majeure Delay(s)”), then performance of such act shall be excused for the period of such Force Majeure Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease.

31.18 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

31.19 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, shareholders, members, managers, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

31.20 Tenant’s Authority. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms. Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) days after Landlord’s request. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

31.21 Intentionally Omitted.

31.22 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

31.23 Options and Rights in General. Any option (each an “Option” and collectively, the “Options”), including without limitation, any option to extend, option to terminate, option to expand, right to lease, right of first offer, and/or right of first refusal, granted to Tenant is personal to the original Tenant executing this Lease or a Permitted Transferee and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises or a Permitted Transferee and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in Default under the terms of this Lease (or if Tenant would be in such Default under this Lease but for the passage of time or the giving of notice, or both) as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, (ii) Tenant has sublet all or more than fifty percent (50%) of the Premises except pursuant to a Permitted Transfer, or (iii) Landlord has given Tenant two (2) or more notices of Default, whether or not such Defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease. Each Option granted to Tenant, if any, is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

Tenant:

ORCHARD SUPPLY HARDWARE LLC,
a Delaware limited liability company

By:	/s/ Mark Baker
Name:	Mark Baker
Title:	President and CEO

[SIGNATURE CONTINUED ON THE FOLLOWING PAGE]

Landlord:

LBA RIV-COMPANY XVII, LLC, a Delaware limited liability company,

By:	LBA REIT IV, LLC
a Delaware limited liability company its Sole Member and Manager

	By:	LBA Realty Fund IV, L.P.
a Delaware limited partnership its Sole Manager

		By:	LBA Management Company IV, LLC
a Delaware limited liability company its General Partner

			By:	LBA Realty LLC
a Delaware limited liability company its Manager

				By:	LBA Inc.
a California corporation its Managing Member

					By:	/s/ Perry Schonfeld
					Name:	Perry Schonfeld
					Title:	Authorized Signatory

For LBA Office Use Only: Prepared & Reviewed by:

EXHIBIT A

BUILDING FLOOR PLAN

EXHIBIT A

EXHIBIT B

PREMISES SITE PLAN

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

NOTICE OF LEASE TERM DATES

Date:

To:

Re:	dated (“Lease”) by and between

                            , a                                          (“Landlord”), and

                                         , a                      (“Tenant”) for the premises

commonly known as,                                                   (“Premises”).

Dear :

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

•	That Tenant has accepted and is in possession of the Premises and acknowledges the following:

•	Term of the Lease:

•	Commencement Date:

•	Expiration Date:

•	Rentable Square Feet:

•	That in accordance with the Lease, rental payments will/has commence(d) on and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent
00/00/0000 – 00/00/0000	$00,000.00

00/00/0000 – 00/00/0000	$00,000.00

00/00/0000 – 00/00/0000	$00,000.00

•	Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

D-1

•	Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:		LANDLORD:

	, a		, a

By:		By:
Name:		Name:
Its:		Its:

D-2

EXHIBIT E

RULES AND REGULATIONS

1. Intentionally omitted.

2. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by any janitors or any other employee or any other person.

3. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant.

4. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

5. Tenant shall not use any method of heating or air-conditioning other than that supplied to the Building by Landlord.

6. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

8. Intentionally omitted.

9. Tenant shall store all its trash and garbage within the trash receptacles for the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

10. Tenant shall not use the name of the Building, if any, in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

11. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

12. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s Parties.

E-1

13. Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises.

E-2

EXHIBIT F

ESTOPPEL CERTIFICATE

The undersigned, Orchard Supply Hardware LLC, a Delaware limited liability company(the “Tenant”) under that certain Single-Tenant Commercial/Industrial Lease (NNN) dated October 28, 2011 (the “Lease”), by and between LBA RIV-Company XVII, LLC,, as Landlord, and Orchard Supply Hardware LLC, as Tenant, covering the premises commonly known as 2650 N. MacArthur Drive, Tracy, CA 95376 (the “Premises”), hereby certifies that as of the date hereof:

1. The Lease is in full force and effect and has not been modified or amended, except as stated above.

2. The term of the Lease commenced on                     , 2011 (the “Commencement Date”) and will continue for a period of two hundred forty (240) months following the Commencement Date until                     , 2031, subject to any termination rights as provided in the Lease.

3. No rent has been paid more than one month in advance of its due date.

4. Tenant has not received nor has Tenant given any notice of default pursuant to the terms of the Lease.

5. Tenant has no option to renew or extend the Term of the Lease except:                    .

6. Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except:                                                                                                                   .

7. The Lease has: (Initial One)

(    ) not been amended, modified, supplemented, extended, renewed or assigned.

(    ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:                                                              .

8. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:                                                                                                           .

9. The current Base Rent is $                    ; and current monthly parking charges are $                    .

F-1

10. The amount of security deposit (if any) is $                    . No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except                                         .

This Estoppel Certificate is given solely for your information and may not be relied upon by any other person or entity, nor shall it in any way create any liability in, or provide any right of action against Orchard Supply Hardware LLC, its officers, directors, agents, employees and representatives.

ORCHARD SUPPLY HARDWARE LLC

By:
Print Name:	Michael Fox
Title :	Vice President of Real Estate, General Counsel & Secretary

F-2

EXHIBIT G

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

See Attached

HAZARDOUS SUBSTANCES SURVEY FORM

The purpose of this form is to obtain information regarding the use of Hazardous Substances on the Premises. Prospective Tenants should answer the questions in light of their proposed operations on the Premises. Existing Tenants should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:

1.	GENERAL INFORMATION

Company Name:

Check Applicable Status: Prospective Tenant:	Current Tenant:

Mailing Address:

Contact Person & Title:

Phone #: ( )

Address of Premises:

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing Tenants should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS SUBSTANCES

2.1	Will any Hazardous Substances be used or stored on the Premises?

Wastes	Yes	No

Chemical Products	Yes	No

Attach the list of any Hazardous Substances to be used or stored, the quantities that will be on Site at any given time, and the location and method of storage.

3.	STORAGE TANKS & SUMPS

3.1	Is any above or belowground storage of gasoline, diesel, or other Hazardous Substances in tanks or sumps proposed or currently conducted on the Premises?

Yes	No

If yes, describe ‘the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for 16ikage?

Yes	No

If so, attach results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes	No

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes	No

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or been removed?

Yes	No

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

4.1	During the past year, have any spills occurred on the Premises?

Yes	No

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills?

Yes	No

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any cleanup actions undertaken in connection with the spill?

Yes	No

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or ground water sampling done upon completion of the cleanup work.

5.	WASTE MANAGEMENT

5.1	Has your company been issued an EPA Hazardous Waste Generator 1.D. Number?

Yes	No

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes	No

If so, attach a copy of the most recent report files.

5.3	Attach a list of the Hazardous Substances, if any, generated or to be generated at the Premises, its hazard class and the quality generated on a monthly basis.

5.4	Describe the method(s) of disposal for each substance. Indicate where and how often disposal will take place.

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous manifests completed for off-site shipments of Hazardous Substances.

5.6	Is any treatment or processing of Hazardous Substances currently conducted or proposed to be conducted at the Premises:

Yes	No

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.

6.	WATER TREATMENT / DISCHARGE

6.1	Do you discharge waste water to:

storm drain?	sewer?

surface water:	no industrial discharge.

6.2	Is your wastewater treated before discharge?

Yes	No

If yes, describe the type of treatment conducted.

Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

7.	AIR DISCHARGES

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes	No

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

Spray booth

Dip tank

Drying overt

Incinerator

Other

No Equipment Requiring Air Permits

7.3	Are air emissions from your operation monitored?

Yes	No

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations on the Premises.

8.	HAZARDOUS SUBSTANCES DISCLOSURES

8.1	Does your company handle Hazardous Substances in a quantity equal to or exceeding an aggregate of 500 pound, S gallons, or 200 cubic feet?

Yes	No

8.2	Has your company prepared a Hazardous Substances management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes	No

8.3	Are any of the chemicals used in your operation regulated under Proposition 65?

Yes	No

If so, describe the actions taken, or proposed actions to be taken, to comply with the proposition.

8.4	Describe the procedure followed to comply with OSHA Hazard Communication Standard requirements.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes	No

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operation?

Yes	No

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes	No

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes	No

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes	No

Company

By:

Title:

Date:

Exhibit G

1.	General Information

Orchard Supply Hardware LLC

Current Tenant

6450 Via del Oro, San Jose, CA 95119

Contact Person, Title, Phone #

Anita Haws, Director of Real Estate, Asset Management, (408) 361-2599

On all correspondence, please cc:

Michael W. Fox, Senior Vice President, General Counsel and Secretary

6450 Via Del Oro, San Jose, CA 95119

Premises Address:

2650 N. MacArthur Dr., Tracy, CA 95376

Describe the proposed operations. Existing Tenants should describe any proposed changes to ongoing operations:

We are an existing Tenant. There are no expected changes to ongoing operations.

2.	Storage of Hazardous Substances

2.1 Will any Hazardous Substances be used or stored on the Premises? Attach the list of any Hazardous Substances to be used or stored, the quantities that will be on site at any given time, the location, and method of storage.

Wastes	Yes
Chemical Products	Yes

See attached items 1, 2, 3, and 4

The quantities noted in the above attachments vary from time to time. In addition to the specified items, other items typically sold in Tenant’s retail stores from time to time will be stored in, and distributed from the Premises.

3.	Storage Tank and Sumps

3.1 Is any above or below ground storage of gasoline, diesel or other Hazardous Substances in tanks or sumps proposed or currently conducted on the Premises?

Yes

See attached item 4 for materials stored, type, size, construction.

See attached item 5 for copies of the permit for such substances

3.2 Have any of the tanks or sumps been inspected or tested for leakage?

Yes

See attached item 6 - Septic tank pumped and cleaned 7/26/11

3.3 Have any spills or leaks occurred from such tanks or sumps?

No

3.4 Were any regulatory agencies notified of the spill or leak?

N/A

3.5 Have any underground storage tanks or sums been taken out of service or been removed?

Yes

See attached item 7

4.	Spills

4.1 During the past year, have any spills occurred on the Premises?

No

4.2 Were any agencies notified in connection with such spills?

N/A

4.3 Were any cleanup actions undertaken in connection with the spill?

N/A

5.	Waste Management

5.1 Has your company been issued an EPA ID number?

Yes

5.2 Has your company filed a biennial report as a hazardous waste generator?

No, it is not required

5.3 List the Hazardous Substances, if any, generated at the Premise, its Hazard Class and the quantity generated on a monthly basis.

See attached item 8

In addition, other substances may be generated from time to time consistent with the Premises’ being the Distribution Center for Tenant’s retail stores.

5.4 Describe the method of disposal for each substance. Indicate where and how often disposal will take place.

See attached item 8

5.5 The name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of Hazardous Substances.

Arnold Monize, Loss Prevention Lead

Scott McClung, Facility Director

5.6 Is any treatment or processing of Hazardous Substances currently conducted or proposed?

No

5.7 Attached copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.

See attached item 9

6.	Water Treatment/Discharge 6.1 No industrial discharge

6.1	Is your wastewater treated before discharge? N/A

Water from the battery wash area is collected by Safety Kleen

Water from the oil water separator is collected by Safety Kleen

Water from the truck wash is collected by Mountain Valley Septic

7.	Air Discharges

7.1 Do you have any filtration systems or stacks that discharge into the air? No

7.2 Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

Generator

7.3 Are your air emissions monitored?

Periodic self-monitoring

7.4 See attached item # 10 for air emissions pertaining to the operations on the Premises.

8.	Hazardous Substance Disclosures

8.1 Does your company handle Hazardous Substances in a quantity equal to or exceeding an aggregate of 500 lbs, 5 gallons, or 200 cubic feet?

Yes

8.2 Has your company prepared a Hazardous Substance management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes

8.3 Are any of the chemicals used in your operation regulated under Proposition 65? If so, describe the actions taken, or proposed actions to be taken to comply with the proposition.

Yes, Proposition 65 information Program is posted for all associates near the Production Control Office at the entrance of the warehouse and is available in the OSH Safety Manual. Vendors are responsible for required product labeling.

8.4 Describe the procedure followed to comply with OSHA Hazard Communication Standard Requirements.

•	Products are labeled when they come in from the vendor/manufacturer.

•	Products with defaced or missing labels are disposed of as Hazardous Waste.

•	The OSH written Hazardous Communications Program is posted for all associates near the Production Control Office at the entrance of the warehouse and is available in the OSH Safety Manual.

•	Hazardous Communication information is noted at the Associate Orientation and must be completed before beginning work with these products.

•	MSDS/Poison Control Helpline numbers are posted on phones. MSDS are maintained by a service and are available within 15 minutes as needed.

•	Hazardous Waste Program Best Practices are updated regularly

9.	Enforcement Actions, Complaints.

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

No, however we have had inspections from the local CUPA

9.2 Has your company ever received request for information, notice or demand letter, or any other inquiries regarding its operation?

Yes, during the normal course of business we receive requests for information.

9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

No

9.4 Has an environmental audit ever been conducted at your current facility?

Yes, during the normal course of business has had audits conducted.

9.5 Have there been any problems or complaints from neighbors at the company’s current facility?

No

EXTENSION OPTION

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between LBA RIV-COMPANY XVII, LLC, a Delaware limited liability company (“Landlord”), and ORCHARD SUPPLY HARDWARE LLC, a Delaware limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant three (3) options (collectively, the “Extension Options”, and each, an “Extension Option”) to extend the Term of the Lease for three (3) additional periods of sixty (60) months each (collectively, the “Option Terms”, and each, an “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall initially be equal to the greater of: (a) the Monthly Base Rent payable by Tenant during the last month of the then current Term immediately preceding the Option Term or (b) the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2, subject to fair market annual rent adjustments during the Option Term. If Landlord determines that the Monthly Base Rent for the Option Term is to be the Monthly Base Rent payable by Tenant during the last month of the then current Term pursuant to Section 1(a) above, such determination shall be conclusive, Tenant shall have no right to object thereto, and the Landlord and Tenant shall avoid the formal fair market value determination process. If, however, Landlord determines that the Monthly Base Rent for the applicable Option Term is to be the fair market rental rate, then such fair market rental rate shall be determined in accordance with the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

2. An Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is twelve (12) months and no later than that date which is nine (9) months prior to the expiration of the then current Term of the Lease. Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above and except that the number of remaining Extension Options (if any) shall be reduced by one.

Rider No. 1 - 1

FAIR MARKET RENTAL RATE

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between LBA RIV-COMPANY XVII, LLC, a Delaware limited liability company (“Landlord”), and ORCHARD SUPPLY HARDWARE LLC, a Delaware limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term “fair market rental rate” as used in this Rider and any Rider attached to the Lease means the annual amount per square foot, projected for each year of the Option Term (including annual adjustments), that a willing, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable quality building located in the Tracy, California area would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the Building may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings. All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term. Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. If Landlord determines that the Option Term’s initial Monthly Base Rent is to be based on the fair market rental rate for the Premises, the Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than sixty (60) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof. If within Tenant’s Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good

Rider No. 2 - 1

faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), then the determination of the fair market rental rate shall be made by appraisal in accordance with the provisions of Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Tracy, California area. The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within ten (10) business days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within ten (10) business days after the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within ten (10) business days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such ten (10) business day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within ten (10) business days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of San Joaquin County to appoint a third appraiser meeting the

Rider No. 2 - 2

qualifications set forth herein. The third appraiser, however, selected shall be a person who has not previously acted in any capacity for ether party.

(f) The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable Option Term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

Rider No. 2 - 3